Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-37036, 33-37037, 33-85634, 33-85636, 33-89122,
33-89124, 333-76957 and 333-49290) pertaining to SkyTerra Communications, Inc., of our report dated April 23, 2004 with respect to the consolidated financial statements of Mobile Satellite Ventures LP and subsidiaries included in this Form 8-K/A of SkyTerra Communications, Inc.




/s/ Ernst & Young

McLean, VA
January 4, 2005